SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 21, 2000

                             LONE WOLF ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Colorado                  0-24684                  73-1550360
(State or other jurisdiction      Commission               (IRS Employer
      of incorporation)           File Number)           Identification No.)

                           5400 N.W. Grand, Suite 510
                             Oklahoma City, OK 73112
                    (Address of principal executive offices)

                                 (405) 943-4615
              (Registrant's telephone number, including area code)

                        2400 N.W. 30th Street, Suite 814
                          Oklahoma City, Oklahoma 73112
          (Former name or former address, if changed since last report)


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Item 2.   Acquisition of Assets

     On June 21, 2000, Lone Wolf Energy Inc. (the "Company") completed the previously announced acquisition of Zenex Communications, Inc. ("Zenex") through a merger of Prestige Acquisition, Corp, a wholly-owned subsidiary of the Company, with and into Prestige Investments, Inc. ("Prestige Investments"), the parent of Zenex, all pursuant to an Agreement and Plan of Reorganization dated May 4, 2000. In the merger, the five shareholders of Prestige Investments surrendered all of the outstanding shares of Prestige Investments common stock in return for the issuance by the Company of an aggregate of 15,550,000 shares of the Company's Common Stock. Following the merger, Prestige Investments became a wholly-owned subsidiary of the Company, and Zenex became, and is currently operated as, a wholly-owned subsidiary of Prestige Investments and as an indirect wholly-owned subsidiary of the Company.

Item 7.   Financial Statements and Exhibits

     It is impractical for the Company to file the financial statements and information required by Items 7(a) and (b) to form 8-K at this time. The Company will file such financial statements and information as soon as practicable and in any event, no later than the date on which the Company is required to file such statements and information pursuant to Items 7(a)(4) and 7(b)(2) to Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LONE WOLF ENERGY, INC.


Date: July 5, 2000                        By: /s/ Marc W. Newman
                                          -------------------------------------
                                              Marc W. Newman, President